SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 12, 2001

                          RIVIERA HOLDINGS CORPORATION
             (exact name of registrant as specified in its charter)


    Nevada                  000-21430                         88-0296885
(State of                  (Commission                      (IRS Employer
Incorporation)             File Number)                    Identification No.)


2901 Las Vegas Boulevard

Las Vegas, Nevada                                                 89109
(Address of principal office)                                  (Zip code)


Registrant's Telephone number,                               (702) 794-9527
    including area code






Item 5.     Other Events

     On July 10, 2001, RHC announced that it had purchased, from unsolicited offers in three private transactions, 233,000 shares of its outstanding stock at an average purchase price of $6.29 per share, the closing market price at the times of agreement to repurchase, or an aggregate of $1,465,570. 87,563 of the shares purchased were allocated to the Company's deferred compensation plan. The purchased shares represent approximately 6 % of RHC's outstanding stock which now totals 3,546,736. A copy of the press release announcing this transaction dated July 10, 2001, is filed as an exhibit hereto.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

             (a)      Not Applicable

             (b)      Not Applicable

             (c)      Exhibits


99.1 Press Release, dated July 10, 2001, announcing RHC's purchase of 233,000 shares of its stock in three private transactions.















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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2001                            RIVIERA HOLDINGS CORPORATION


                                                            By: /s/ Duane Krohn
                                                            Treasurer and CFO


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                              EXHIBIT INDEX

         Exhibit

         Number                                      Description

           99.1 Press Release, dated July 10, 2001, announcing RHC's purchase of 233,000 shares of its common stock.